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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


CGS and the Majority Owned Affiliates

As independent public accountants, we hereby consent to the inclusion in this registration statement (File No. 333-43686) of our report dated April 16, 2001 (except with respect to the matter discussed in Note 11, as to which the date is June 20, 2001) for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


American Spectrum Realty, Inc.

As independent public accountants, we hereby consent to the inclusion in this registration statement (File No. 333-43686) of our report dated April 16, 2001 for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


Nooney Rider Trail LLC

As independent public accountants, we hereby consent to the inclusion in this registration statement (File No. 333-43686) of our report dated March 27, 2001 for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Orange County, California
June 20, 2001